                                                                    Exhibit 12.1
                            BFC FINANCIAL CORPORATION
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)




                                                                         Year ended December 31,
                                                -------------------------------------------------------------------------
                                                   2000            1999            1998            1997            1996
                                                ---------       ---------       ---------       ---------       ---------
Fixed charges:
  Interest                                      $ 211,406           1,613           1,912           2,719           3,634
  Eliminate BBC/BankAtlantic                     (210,012)             --              --              --              --
                                                ---------       ---------       ---------       ---------       ---------
                                                    1,394           1,613           1,912           2,719           3,634
                                                =========       =========       =========       =========       =========

Earnings (loss):
  Pretax earnings (loss) before
   minority interest, discontinued
   operations and extraordinary items              23,035          11,434             (49)         12,988           8,982
  Eliminate BBC/BankAtlantic                      (27,704)        (10,501)          1,397         (12,129)         (8,650)
  Eliminate other minority interest losses          1,795              --              --              --              --
  BBC/BankAtlantic dividends                        1,288           1,236           1,187           1,025             883
  Fixed charges                                     1,394           1,613           1,912           2,719           3,634
                                                ---------       ---------       ---------       ---------       ---------
                                                $    (192)          3,782           4,447           4,603           4,849
                                                =========       =========       =========       =========       =========


Ratio                                               (0.14)           2.34            2.33            1.69            1.33
                                                =========       =========       =========       =========       =========

Coverage deficiency                             $   1,586              --              --              --              --
                                                =========       =========       =========       =========       =========


(1) The operations of BBC have been eliminated since there is a dividend restriction between BBC's primary subsidiary, BankAtlantic, and BBC.